Consent of Independent Auditors

      We consent to the reference to our firm under the caption "Experts" in (i) the Form S-3 Registration Statement of Highwoods Properties, Inc. (Reg. No. 333-39247) and the related Prospectus, (ii) the Form S-3 Registration Statement of Highwoods Properties, Inc. (Reg. No. 333-61913) and the related Prospectus,
(iii) the Form S-3 Registration Statement of Highwoods Properties, Inc. (Reg. No. 333-51671-01) and the related Prospectus, and (iv) the Form S-3 Registration Statement of Highwoods Realty Limited Partnership (Reg. No. 333-51671) and related Prospectus.





                                   /s/ KPMG Peat Marwick LLP




November 19, 1998